Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
John Neale	Laurie Berman/Matt Sheldon
QAD Senior Vice President and Treasurer	PondelWilkinson Inc.
805.566.5117	310.279.5980
investor@qad.com	pwinvestor@pondel.com

QAD Announces Preliminary Financial Results for Fiscal 2014 First Quarter

SANTA BARBARA, Calif. – May 14, 2013 – QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB), a leading provider of enterprise business software and services for global manufacturers, today reported preliminary financial results for the fiscal 2014 first quarter ended April 30, 2013.

Based on current estimates, QAD anticipates that total revenue for the fiscal 2014 first quarter will be approximately $62 million.  Previously, QAD expected total revenue of approximately $65 million.  The company attributed the change, in part, to a higher than expected proportion of On Demand versus license transactions, as well as timing of the recognition of license revenue for accounting purposes.  On Demand bookings generally do not produce revenue in the quarter.  Operating income was negatively affected by sales commissions and bonuses related to the On Demand transactions.

As a result of the new revenue estimates for the fiscal 2014 first quarter, QAD now expects to report a loss per share of approximately $0.08 per Class A share and a loss per share of approximately $0.07 per Class B share.  Previously, QAD expected earnings of approximately $0.09 per diluted Class A share and $0.07 per diluted Class B share.

QAD will report its full fiscal 2014 first quarter financial results on Thursday, May 30, 2013, and will host a conference call at 2:00 p.m. PDT that day to discuss the company's financial results, operations and outlook.  The call will be accessible through a live webcast at QAD's web site at www.qad.com.  The webcast will be archived and available for approximately one year.

About QAD
QAD is a leading provider of enterprise applications for global manufacturing companies specializing in automotive, consumer products, electronics, food and beverage, industrial and life sciences products.  QAD applications provide critical functionality for managing manufacturing resources and operations within and beyond the enterprise, enabling global manufacturers to collaborate with their customers, suppliers and partners to make and deliver the right product, at the right cost and at the right time.  For more information about QAD, telephone +1 805-566-6000, or visit the QAD web site at www.qad.com.

“QAD” is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “believes,” “anticipates,” “could,” “will likely result,” “estimates,” “intends,” “may,” “projects,” “should,” and variations of these words and similar expressions are intended to identify these forward looking statements.  Forward-looking statements are based on the company’s current expectations and assumptions regarding its business, the economy and future conditions.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements.  These risks include, but are not limited to, evolving demand for the company’s software products and products that operate with the company’s products; the company’s ability to sustain license and service demand; the company’s ability to leverage changes in technology; the company’s ability to sustain customer renewal rates at current levels; the publication of opinions by industry and financial analysts about the company, its products and technology; the reliability of estimates of transaction and integration costs and benefits; the entry of new competitors or new offerings by existing competitors and the associated announcement of new products and technological advances by them; delays in localizing the company’s products for new or existing markets; the ability to recruit and retain key personnel; delays in sales as a result of lengthy sales cycles; changes in operating expenses, pricing, timing of new product releases, the method of product distribution or product mix; timely and effective integration of newly acquired businesses; general economic conditions; exchange rate fluctuations; and, the global political environment.  In addition, revenue and earnings in the enterprise resource planning (ERP) software industry are subject to fluctuations.  Software license revenue, in particular, is subject to variability with a significant proportion of revenue earned in the last month of each quarter.  Given the high margins associated with license revenue, modest fluctuations can have a substantial impact on net income.  Investors should not use any one quarter’s results as a benchmark for future performance.  For a more detailed description of the risk factors associated with the company and the industries in which it operates, please refer to the company’s Annual Report on Form 10-K for fiscal 2013 ended January 31, 2013, and in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission.

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